CEC ANNOUNCES 2Q16 RESULTS …PG 1

Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS RESULTS FOR SECOND QUARTER 2016

Operating income of $17.3 million versus prior quarter operating loss of $19.9 million,

driven by better than expected execution of strategic initiatives

Schaumburg, Ill. (August 3, 2016) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the second quarter and year to date ended June 30, 2016. The Company also updated its 2016 year end cash and consolidated adjusted EBITDA outlook.

Second Quarter Consolidated Results:

•	Revenue of $182.6 million for the quarter as compared to $216.8 million in the prior year quarter, with the decline driven by teach-out campuses
•	Net income improved to $11.8 million as compared to the prior year quarter net loss of $20.7 million
•	Consolidated adjusted EBITDA of $25.6 million compared to negative $4.3 million in the prior year quarter (see reconciliation of GAAP to non-GAAP items attached to this press release)
•	Cash flow generated from operations was $16.7 million, compared to cash usage of $6.4 million in the prior year quarter

Year to Date Consolidated Results:

•	Net income improved to $14.9 million as compared to the prior year net loss of $45.6 million
•	Operating expenses decreased by $130.8 million as compared to the prior year driven by continued execution on strategic initiatives
•	Consolidated adjusted EBITDA improved to $38.8 million as compared to negative $16.1 million in the prior year (see reconciliation of GAAP to non-GAAP items attached to this press release)
•	As of June 30, 2016, cash, cash equivalents, restricted cash and available-for-sale short-term and long-term investments, net of borrowings, was $208.8 million

Key Business Highlights:

•	University Group revenue increased by 3.0 percent versus the prior year quarter
•	University Group operating income increased by 25.0 percent to $36.8 million compared to the prior year quarter, primarily driven by increased revenue and improved efficiency of operations
•	University Group total enrollments increased by 1.0 percent as compared to the prior year
•	Organization has committed incremental investments to various student-serving operations to further its goal of improving student retention and outcomes
•	Total student enrollment at our Transitional and Culinary Arts campuses is trending better than estimated

“Strong student retention across most of our institutions, better than estimated total student enrollment at our teach-out campuses, and continued efficiency and stability at our University Group, resulted in another quarter of improvement in year-over-year operating performance,” said Todd Nelson, President and Chief Executive Officer. “This improvement in our operating performance has enabled us to make incremental investments in various student-serving areas of operations, which we believe will positively impact student experiences in the future. For the remainder of this year, we are focused on optimizing our operating processes with the goal of further enhancing student retention and outcomes. As a result of the positive trends we have been experiencing, we are updating our year end cash and adjusted EBITDA outlook we provided last quarter, and are committed to continue executing against our ongoing initiatives.”

CEC ANNOUNCES 2Q16 RESULTS …PG 2

REVENUE

For the quarter and year to date ended June 30, 2016, total revenue was $182.6 million and $381.5 million, respectively, representing a decrease of 15.8 percent and 14.0 percent, respectively, compared to total revenue of $216.8 million and $443.8 million for the quarter and year to date ended June 30, 2015, respectively. Total revenue for the University Group was $142.3 million and $287.3 million for the quarter and year to date ended June 30, 2016, respectively, representing an increase of 3.0 percent and 3.9 percent, respectively.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Revenue ($ in thousands)	2016	2015	Increase (Decrease)	2016	2015	Increase (Decrease)
CTU	$91,736	$86,174	6.5%	$183,702	$171,301	7.2%
AIU	50,608	52,024	-2.7%	103,581	105,090	-1.4%
Total University Group	142,344	138,198	3.0%	287,283	276,391	3.9%
Corporate and Other	—	39	-100.0%	—	78	-100.0%
Subtotal	142,344	138,237	3.0%	287,283	276,469	3.9%
Culinary Arts (1)	29,998	42,048	-28.7%	68,621	86,760	-20.9%
Transitional Group (1)	10,284	36,543	-71.9%	25,608	80,613	-68.2%
Total	$182,626	$216,828	-15.8%	$381,512	$443,842	-14.0%

(1)

Teach-out campuses included in the Transitional Group no longer enroll new students. The Culinary Arts campuses were announced for teach-out during December 2015 and ceased enrolling new students in January 2016.

CEC ANNOUNCES 2Q16 RESULTS …PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

As of the end of the second quarter of 2016, total student enrollments for the University Group were 31,600, compared to 31,300 as of the prior year quarter end, primarily driven by improved student retention at CTU and new enrollment growth at AIU. New student enrollments for the University Group were 7,630 and 17,260 for the quarter and year to date ended June 30, 2016, respectively, compared to new enrollments of 7,950 and 18,080 for the quarter and year to date ended June 30, 2015, respectively.

	As of June 30,
Total Student Enrollment	2016	2015	Increase (Decrease)
CTU	21,200	20,600	2.9%
AIU	10,400	10,700	-2.8%
Total University Group	31,600	31,300	1.0%
Culinary Arts	5,000	7,800	-35.9%
Transitional Group	1,600	7,000	-77.1%
Total	38,200	46,100	-17.1%

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
New Student Enrollments	2016	2015	Increase (Decrease)	2016	2015	Increase (Decrease)
CTU	5,080	5,670	-10.4%	9,850	10,710	-8.0%
AIU	2,550	2,280	11.8%	7,410	7,370	0.5%
Total University Group	7,630	7,950	-4.0%	17,260	18,080	-4.5%
Culinary Arts (1)	60	1,450	-95.9%	990	3,490	-71.6%
Transitional Group (1)	20	830	-97.6%	80	2,660	-97.0%
Total	7,710	10,230	-24.6%	18,330	24,230	-24.3%

(1)

Teach-out campuses within the Transitional Group and Culinary Arts no longer enroll new students, effective upon their teach-out announcement; students who re-enter after 365 days are reported as new student enrollments. For Culinary Arts, teach-outs announced in December 2015 were effective beginning after the January 2016 new enrollment.

CEC ANNOUNCES 2Q16 RESULTS …PG 4

OPERATING INCOME (LOSS)

For the quarter and year to date ended June 30, 2016, operating income was $17.3 million and $24.3 million, respectively, representing an improvement of 186.9 percent and 154.8 percent compared to an operating loss of $19.9 million and $44.3 million for the quarter and year to date ended June 30, 2015, respectively. Total University Group operating income increased to $36.8 million and $58.0 million for the quarter and year to date ended June 30, 2016, respectively, representing an increase of 25.0 percent and 40.8 percent, respectively.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Operating Income (Loss) ($ in thousands)	2016	2015	Increase (Decrease)	2016	2015	Increase (Decrease)
CTU	$29,970	$24,263	23.5%	$49,207	$38,879	26.6%
AIU	6,838	5,174	32.2%	8,745	2,287	282.4%
Total University Group	36,808	29,437	25.0%	57,952	41,166	40.8%
Corporate and Other	(5,761)	(7,036)	18.1%	(11,573)	(12,896)	10.3%
Subtotal	31,047	22,401	38.6%	46,379	28,270	64.1%
Culinary Arts (1)	361	(10,560)	103.4%	3,467	(10,317)	133.6%
Transitional Group (2)	(14,118)	(31,733)	55.5%	(25,577)	(62,203)	58.9%
Total	$17,290	$(19,892)	186.9%	$24,269	$(44,250)	154.8%

(1)	Asset impairment charges of $9.7 million were recorded during the second quarter of 2015.
(2)	Asset impairment charges of $7.7 million were recorded during the year to date 2015, $1.7 million of which was recorded during the second quarter of 2015.

NET INCOME (LOSS)

Net income was $11.8 million for the quarter ended June 30, 2016 as compared to a net loss of $20.7 million in the prior year quarter, an improvement of 157.1 percent. For the year to date ended June 30, 2016, net income was $14.9 million representing an improvement of 132.6 percent as compared to net loss of $45.6 million for the prior year to date.

CEC ANNOUNCES 2Q16 RESULTS …PG 5

ADJUSTED EBITDA

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its operations. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

As shown in the table below, adjusted EBITDA for the University Group and Corporate was $34.3 million and $54.5 million for the quarter and year to date ended June 30, 2016, respectively, representing an increase of 29.4 percent, or 7.8 million, and 44.0 percent, or $16.7 million, respectively, as compared to the prior year periods. Adjusted EBITDA for the Transitional Group, Culinary Arts and discontinued operations improved to negative $8.7 million and negative $15.7 million for the quarter and year to date ended June 30, 2016, respectively, representing an improvement of 71.8 percent and 71.0 percent, respectively, as compared to the prior year periods.

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
Adjusted EBITDA ($ in thousands)	2016	2015	2016	2015
University Group and Corporate:
Income (loss) from continuing operations (1)	$12,624	$(20,003)	$15,714	$(44,532)
Provision for (benefit from) income taxes	4,620	(747)	8,755	(958)
Transitional Group pre-tax loss	14,014	32,624	25,330	63,094
Culinary Arts pre-tax (income) loss	(362)	10,532	(3,469)	10,282
Interest income, net (2)	(184)	(52)	(212)	(50)
Depreciation and amortization (2)	2,777	3,956	5,880	8,317
Stock-based compensation (2)	847	530	1,391	1,470
Asset impairments (2)	—	—	237	—
Unused space charges (2) (3)	(54)	(348)	855	208
Adjusted EBITDA--University Group and Corporate	$34,282	$26,492	$54,481	$37,831

Memo: Advertising Expenses (2)	$32,585	$34,258	$76,551	$84,845

Transitional Group, Culinary Arts and Discontinued Operations:
Loss from discontinued operations (1)	$(785)	$(720)	$(864)	$(1,072)
Benefit from income taxes from discontinued operations	(470)	—	(517)	—
Transitional Group pre-tax loss	(14,014)	(32,624)	(25,330)	(63,094)
Culinary Arts pre-tax income (loss)	362	(10,532)	3,469	(10,282)
Interest income, net (4)	(1)	—	(2)	—
Loss on sale of business (4)	—	917	—	917
Depreciation and amortization (4)	2,425	3,231	5,891	5,582
Legal settlements (4)	—	(166)	—	1,319
Asset impairments (4)	—	11,372	—	17,391
Unused space charges (3) (4)	3,802	(2,305)	1,694	(4,729)
Adjusted EBITDA--Transitional, Culinary Arts and Discontinued Operations	$(8,681)	$(30,827)	$(15,659)	$(53,968)
Consolidated Adjusted EBITDA	$25,601	$(4,335)	$38,822	$(16,137)

(1)

Income (loss) from continuing operations and loss from discontinued operations make up the components of net income (loss) as reflected on the Company’s condensed consolidated statements of income (loss) and comprehensive income (loss).

(2)	Amounts relate to the University Group and Corporate.
(3)	Unused space charges represent the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income as well as the subsequent accretion of these charges.
(4)	Amounts relate to Transitional Group, Culinary Arts and discontinued operations.

CEC ANNOUNCES 2Q16 RESULTS …PG 6

BALANCE SHEET AND CASH FLOW

Net cash provided by operating activities for the quarter and year to date ended June 30, 2016 was $16.7 million and $6.0 million, respectively, representing an improvement from cash usage of $6.4 million and $26.6 million for the quarter and year to date ended June 30, 2015, respectively. The Company’s continued focus on improving operating efficiencies within the University Group and the inherent economics at the onset of a teach-out associated with the LCB campuses resulted in an improvement in cash usage.

As of June 30, 2016 and December 31, 2015, cash, cash equivalents, restricted cash and available-for-sale short-term and long-term investments, net of borrowings totaled $208.8 million and $201.0 million, respectively.

Consolidated Cash ($ in thousands)	As of June 30, 2016	As of December 31, 2015	Increase (Decrease)
Consolidated Cash, Cash Equivalents, Restricted Cash and Available-For-Sale Short-Term Investments	$201,460	$231,641	-13.0%
Available-For-Sale Long-Term Investments (1)	7,374	7,374	0.0%
Short-term borrowings (2)	—	38,000	-100.0%
Consolidated Cash, Cash Equivalents, Restricted Cash and Available-For-Sale Short-Term and Long-Term Investments, net of Borrowings (1)	$208,834	$201,015	3.9%

(1)	Available-for-sale long-term investment balances are included within non-current other assets on the Company’s condensed consolidated balance sheets.
(2)

Cash, cash equivalents, restricted cash and available-for-sale short-term investment balances as of December 31, 2015 include $38.0 million of restricted cash related to cash-collateralized borrowings under the Credit Agreement.

OUTLOOK

Career Education Corporation revised its consolidated adjusted EBITDA and year end cash outlook, in order to incorporate recent trends of improved student retention across most of its institutions, better than estimated total enrollments at its teach-out campuses and continued efficiency in University operations. The Company now expects the following results, subject to the updated key assumptions identified below:

•	Consolidated adjusted EBITDA to improve in 2016 as compared to 2015 and to be positive, to remain flat in 2017 as compared to 2016, and to increase in 2018 as compared to 2017
•

End of year cash, cash equivalents, restricted cash and available-for-sale short-term and long-term investments, net of any borrowings, as reported on the consolidated balance sheets of approximately $160 million to $170 million for the year ending December 31, 2016, approximately $140 million to $155 million for the year ending December 31, 2017, and then to increase for the year ended December 31, 2018

Forward looking adjusted EBITDA expectations are estimated on a basis consistent with adjusted EBITDA calculations presented in the reconciliation of GAAP to non-GAAP items attached to this press release. Net income, which is the most directly comparable GAAP measure to consolidated adjusted EBITDA, may not follow the same trends as discussed in our outlook above because of adjustments made for unused space charges that represent the present value of future remaining lease obligations of vacated space less an estimated amount for sublease income as well as income taxes, depreciation, amortization, asset impairment charges, interest income, interest expense and stock compensation. The adjusted EBITDA and cash outlook provided above for 2016 and beyond are based on the following key assumptions and factors, among others: (i) flat-to-modest total enrollment growth within the University Group while achieving the intended University Group efficiencies, (ii) teach-outs to progress as expected and performance consistent with current trends, (iii) achievement of recovery rates for the Company’s real estate obligations and timing of any associated lease termination payments consistent with the Company’s historical experiences, (iv) right-sizing of the Company’s corporate expense structure to serve primarily online institutions, (v) no material changes in the legal or regulatory environment and excludes legal settlements, regulatory settlements and any impact of new or proposed regulations, and (vi) consistent working capital movements in line with historical operating trends and potential impacts of teach-out campuses on working capital in line with expectations. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current events and actions that may be undertaken in the future, actual results could differ materially from these estimates.

CEC ANNOUNCES 2Q16 RESULTS …PG 7

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Wednesday, August 3, 2016 at 5:30 p.m. Eastern time to discuss its second quarter and year to date 2016 results. Interested parties can access the live webcast of the conference call and the related presentation materials at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 844-378-6484 (domestic) or 412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website.

ABOUT CAREER EDUCATION CORPORATION

Career Education’s academic institutions offer a quality education to a diverse student population in a variety of disciplines through online, campus-based and hybrid learning programs. Our two universities – American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities predominantly serve students online with career-focused degree programs that are designed to meet the educational demands of today’s busy adults. AIU and CTU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath™ adaptive learning platform that allow students to more efficiently pursue earning a degree by receiving course credit for knowledge they can already demonstrate. Career Education is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of individual campus locations and web links to Career Education’s institutions can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “estimate,” “continue,” “trend” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment; increased competition; negative trends in the real estate market which could impact the costs related to teaching out campuses and the success of our initiatives to reduce our real estate obligations; our ability to achieve anticipated cost savings and business efficiencies; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress, the President and governmental agencies on, or increased negative publicity about, for-profit education institutions; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the gainful employment, 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of management changes; our ability to successfully defend litigation and other claims brought against us; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its subsequent filings with the Securities and Exchange Commission.

###

CONTACT

Investors:

Alpha IR Group

Sam Gibbons or Chris Hodges

(312) 445-2870

CECO@alpha-ir.com

Or

Media:

Career Education Corporation

(847) 585-2600

media@careered.com

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$49,663	$66,919
Restricted cash	1,375	49,821
Restricted short-term investments	9,610	-
Short-term investments	140,812	114,901
Total cash and cash equivalents, restricted cash and short-term investments	201,460	231,641

Student receivables, net	27,502	31,618
Receivables, other, net	781	5,194
Prepaid expenses	16,160	14,380
Inventories	2,107	3,353
Other current assets	1,537	2,523
Assets of discontinued operations	159	254
Total current assets	249,706	288,963

NON-CURRENT ASSETS:
Property and equipment, net	48,574	58,249
Goodwill	87,356	87,356
Intangible assets, net	8,900	9,300
Student receivables, net	3,333	3,958
Deferred income tax assets, net	130,188	137,716
Other assets	16,043	16,562
Assets of discontinued operations	8,694	8,811
TOTAL ASSETS	$552,794	$610,915

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$-	$38,000
Accounts payable	13,831	25,906
Accrued expenses:
Payroll and related benefits	32,120	38,789
Advertising and production costs	10,325	11,788
Income taxes	1,600	1,061
Other	24,701	24,082
Deferred tuition revenue	37,398	40,112
Liabilities of discontinued operations	9,376	13,067
Total current liabilities	129,351	192,805

NON-CURRENT LIABILITIES:
Deferred rent obligations	39,152	45,927
Other liabilities	23,192	25,197
Liabilities of discontinued operations	6,940	9,376
Total non-current liabilities	69,284	80,500

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	834	830
Additional paid-in capital	612,449	610,784
Accumulated other comprehensive loss	(330)	(880)
Accumulated deficit	(42,668)	(57,518)
Cost of shares in treasury	(216,126)	(215,606)
Total stockholders' equity	354,159	337,610
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$552,794	$610,915

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND

COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts and percentages)

	For the Quarter Ended June 30,
	2016	% of Total Revenue	2015	% of Total Revenue
REVENUE:
Tuition and registration fees	$181,432	99.3%	$215,747	99.5%
Other	1,194	0.7%	1,081	0.5%
Total revenue	182,626		216,828
OPERATING EXPENSES:
Educational services and facilities	58,062	31.8%	73,064	33.7%
General and administrative	102,072	55.9%	145,171	67.0%
Depreciation and amortization	5,202	2.8%	7,113	3.3%
Asset impairment	—	0.0%	11,372	5.2%
Total operating expenses	165,336	90.5%	236,720	109.2%
Operating income (loss)	17,290	9.5%	(19,892)	-9.2%
OTHER INCOME (EXPENSE):
Interest income	301	0.2%	224	0.1%
Interest expense	(116)	-0.1%	(170)	-0.1%
Loss on sale of business	—	0.0%	(917)	-0.4%
Miscellaneous (expense) income	(231)	-0.1%	5	0.0%
Total other expense	(46)	0.0%	(858)	-0.4%
PRETAX INCOME (LOSS)	17,244	9.4%	(20,750)	-9.6%
Provision for (benefit from) income taxes	4,620	2.5%	(747)	-0.3%

INCOME (LOSS) FROM CONTINUING OPERATIONS	12,624	6.9%	(20,003)	-9.2%
Loss from discontinued operations, net of tax	(785)	-0.4%	(720)	-0.3%
NET INCOME (LOSS)	11,839	6.5%	(20,723)	-9.6%

OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	(97)		—
Unrealized gain (loss) on investments	131		(43)
Total other comprehensive income (loss)	34		(43)
COMPREHENSIVE INCOME (LOSS)	$11,873		$(20,766)

NET INCOME (LOSS) PER SHARE - BASIC and DILUTED:
Income (loss) from continuing operations	$0.18		$(0.29)
Loss from discontinued operations	(0.01)		(0.02)
Net income (loss) per share	$0.17		$(0.31)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	68,368		67,893
Diluted	69,015		67,893

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND

COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended June 30,
	2016	% of Total Revenue	2015	% of Total Revenue
REVENUE:
Tuition and registration fees	$379,217	99.4%	$441,438	99.5%
Other	2,295	0.6%	2,404	0.5%
Total revenue	381,512		443,842
OPERATING EXPENSES:
Educational services and facilities	119,600	31.3%	147,958	33.3%
General and administrative	225,635	59.1%	308,844	69.6%
Depreciation and amortization	11,771	3.1%	13,899	3.1%
Asset impairment	237	0.1%	17,391	3.9%
Total operating expenses	357,243	93.6%	488,092	110.0%
Operating income (loss)	24,269	6.4%	(44,250)	-10.0%
OTHER INCOME (EXPENSE):
Interest income	566	0.1%	384	0.1%
Interest expense	(352)	-0.1%	(332)	-0.1%
Loss on sale of business	—	0.0%	(917)	-0.2%
Miscellaneous expense	(14)	0.0%	(375)	-0.1%
Total other income (expense)	200	0.1%	(1,240)	-0.3%
PRETAX INCOME (LOSS)	24,469	6.4%	(45,490)	-10.2%
Provision for (benefit from) income taxes	8,755	2.3%	(958)	-0.2%

INCOME (LOSS) FROM CONTINUING OPERATIONS	15,714	4.1%	(44,532)	-10.0%
Loss from discontinued operations, net of tax	(864)	-0.2%	(1,072)	-0.2%
NET INCOME (LOSS)	14,850	3.9%	(45,604)	-10.3%

OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	96		—
Unrealized gain on investments	454		152
Total other comprehensive income	550		152
COMPREHENSIVE INCOME (LOSS)	$15,400		$(45,452)

NET INCOME (LOSS) PER SHARE - BASIC and DILUTED:
Income (loss) from continuing operations	$0.23		$(0.66)
Loss from discontinued operations	(0.01)		(0.01)
Net income (loss) per share	$0.22		$(0.67)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	68,261		67,714
Diluted	68,627		67,714

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$14,850	$(45,604)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Asset impairment	237	17,391
Depreciation and amortization expense	11,771	13,899
Bad debt expense	14,769	9,138
Compensation expense related to share-based awards	1,391	1,470
Loss on sale of business, net	—	917
(Gain) loss on disposition of property and equipment	(238)	3
Changes in operating assets and liabilities:	(36,733)	(23,809)
Net cash provided by (used in) operating activities	6,047	(26,595)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(93,689)	(33,707)
Sales of available-for-sale investments	58,330	36,051
Purchases of property and equipment	(1,970)	(4,994)
Proceeds on the sale of assets	3,400	—
Payments of cash upon sale of businesses	(62)	(2,018)
Net cash used in investing activities	(33,991)	(4,668)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	278	939
Payment on borrowings	(38,000)	(10,000)
Change in restricted cash	48,446	9,500
Net cash provided by financing activities	10,724	439

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(36)	258

NET DECREASE IN CASH AND CASH EQUIVALENTS	(17,256)	(30,566)
CASH AND CASH EQUIVALENTS, beginning of the period	66,919	93,832
CASH AND CASH EQUIVALENTS, end of the period	$49,663	$63,266

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended June 30,
	2016	2015
REVENUE:
CTU	$91,736	$86,174
AIU	50,608	52,024
Total University Group	142,344	138,198
Corporate and Other	—	39
Subtotal	142,344	138,237
Culinary Arts	29,998	42,048
Transitional Group	10,284	36,543
Total	$182,626	$216,828

OPERATING INCOME (LOSS):
CTU	$29,970	$24,263
AIU	6,838	5,174
Total University Group	36,808	29,437
Corporate and Other	(5,761)	(7,036)
Subtotal	31,047	22,401
Culinary Arts	361	(10,560)
Transitional Group	(14,118)	(31,733)
Total	$17,290	$(19,892)

OPERATING MARGIN (LOSS):
CTU	32.7%	28.2%
AIU	13.5%	9.9%
Total University Group	25.9%	21.3%
Corporate and Other	NM	NM
Subtotal	21.8%	16.2%
Culinary Arts	1.2%	-25.1%
Transitional Group	-137.3%	-86.8%
Total	9.5%	-9.2%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended June 30,
	2016	2015
REVENUE:
CTU	$183,702	$171,301
AIU	103,581	105,090
Total University Group	287,283	276,391
Corporate and Other	—	78
Subtotal	287,283	276,469
Culinary Arts	68,621	86,760
Transitional Group	25,608	80,613
Total	$381,512	$443,842

OPERATING INCOME (LOSS):
CTU	$49,207	$38,879
AIU	8,745	2,287
Total University Group	57,952	41,166
Corporate and Other	(11,573)	(12,896)
Subtotal	46,379	28,270
Culinary Arts	3,467	(10,317)
Transitional Group	(25,577)	(62,203)
Total	$24,269	$(44,250)

OPERATING MARGIN (LOSS):
CTU	26.8%	22.7%
AIU	8.4%	2.2%
Total University Group	20.2%	14.9%
Corporate and Other	NM	NM
Subtotal	16.1%	10.2%
Culinary Arts	5.1%	-11.9%
Transitional Group	-99.9%	-77.2%
Total	6.4%	-10.0%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
Adjusted EBITDA	2016	2015	2016	2015
University Group and Corporate:
Income (loss) from continuing operations (2)	$12,624	$(20,003)	$15,714	$(44,532)
Provision for (benefit from) income taxes	4,620	(747)	8,755	(958)
Transitional Group pre-tax loss	14,014	32,624	25,330	63,094
Culinary Arts pre-tax (income) loss	(362)	10,532	(3,469)	10,282
Interest income, net (3)	(184)	(52)	(212)	(50)
Depreciation and amortization (3)	2,777	3,956	5,880	8,317
Stock-based compensation (3)	847	530	1,391	1,470
Asset impairments (3)	—	—	237	—
Unused space charges (3) (5)	(54)	(348)	855	208
Adjusted EBITDA--University Group and Corporate (6)	$34,282	$26,492	$54,481	$37,831

Memo: Advertising Expenses (3)	$32,585	$34,258	$76,551	$84,845

Transitional Group, Culinary Arts and Discontinued Operations:
Loss from discontinued operations (2)	$(785)	$(720)	$(864)	$(1,072)
Benefit from income taxes from discontinued operations	(470)	—	(517)	—
Transitional Group pre-tax loss	(14,014)	(32,624)	(25,330)	(63,094)
Culinary Arts pre-tax income (loss)	362	(10,532)	3,469	(10,282)
Interest income, net (7)	(1)	—	(2)	—
Loss on sale of business (7)	—	917	—	917
Depreciation and amortization (7)	2,425	3,231	5,891	5,582
Legal settlements (4) (7)	—	(166)	—	1,319
Asset impairments (7)	—	11,372	—	17,391
Unused space charges (5) (7)	3,802	(2,305)	1,694	(4,729)
Adjusted EBITDA--Transitional, Culinary Arts and Discontinued Operations (6) (8)	$(8,681)	$(30,827)	$(15,659)	$(53,968)
Consolidated Adjusted EBITDA	$25,601	$(4,335)	$38,822	$(16,137)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance and that failure to report non-GAAP measures could result in a misplaced perception that the Company’s results have underperformed or exceeded expectations.

We believe adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by items we do not consider reflective of underlying operating performance. We also present adjusted EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of performance. In evaluating adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments presented above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for net income (loss), operating income (loss), or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of our liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)

Income (loss) from continuing operations and loss from discontinued operations make up the components of net income (loss). A reconciliation of these components for the quarters and years to date ended June 30, 2016 and June 30, 2015 is presented below:

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	2016	2015	2016	2015
Income (loss) from continuing operations	$12,624	$(20,003)	$15,714	$(44,532)
Loss from discontinued operations	(785)	(720)	(864)	(1,072)
Net income (loss)	$11,839	$(20,723)	$14,850	$(45,604)
(3)	Amounts relate to the University Group and Corporate.
(4)	Legal settlement amounts are net of insurance recoveries.
(5)

Unused space charges represent the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income as well as the subsequent accretion of these charges. These charges relate to exiting leased space as the Company continues to right-size the organization and therefore are not considered representative of ongoing operations.

(6)

Management assesses results of operations for the University Group and Corporate separately from the Transitional Group and Culinary Arts. As the Transitional Group and Culinary Arts have been announced for teach-out, management views these operations as not reflective of the ongoing business. As a result, management views adjusted EBITDA from the University Group and Corporate separately from the remainder of the organization, to assess results and make decisions. Accordingly, the Transitional Group and Culinary Arts pre-tax income (losses) are added back to income (loss) from continuing operations and subtracted from loss from discontinued operations.

(7)	Amounts relate to the Transitional Group, Culinary Arts and discontinued operations.
(8)	Adjusted EBITDA amounts for Culinary Arts separate from the Transitional Group and discontinued operations include:

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	2016	2015	2016	2015
Pre-tax income (loss)	$362	$(10,532)	$3,469	$(10,282)
Depreciation and amortization	1,265	—	3,226	—
Legal settlements	—	—	—	775
Asset impairments	—	9,687	—	9,687
Unused space charges	2,960	(982)	4,503	(1,359)
Adjusted EBITDA for Culinary Arts	$4,587	$(1,827)	$11,198	$(1,179)